CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated July 16, 2002, relating to the financial statement of Alpha Strategies I Fund (a series of AIP Alternative Strategies Funds), which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
August 9, 2002